EXHIBIT 99.1

For Release: August 21, 2009	Contact: Chris Nagel (800) 458-2235
FreightCar America, Inc. Receives Expected NASDAQ Notification
Chicago, IL, August 21, 2009 — FreightCar America, Inc. (NASDAQ: RAIL) announced today that, due to the delayed filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2009, the Company has received, as expected, a notification letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with Nasdaq Marketplace Rule 5250(c)(1), which requires timely filing of SEC periodic reports. The Nasdaq letter was issued in accordance with standard Nasdaq procedures.
On July 28, 2009, the Company announced that it had identified historical accounting errors in accounts payable that have resulted in the understatement of its net earnings since the fourth quarter of 2007. The Company’s review of these errors and their impact on the Company’s consolidated financial statements is continuing. Because of the nature and timing of the review, the Company was unable to file its quarterly report on Form 10-Q for the quarter ended June 30, 2009 by the prescribed due date. The Company also intends to restate certain of its consolidated financial statements for prior periods. The Company expects to complete its review and make the required filings during the third quarter of 2009.
FreightCar has until October 19, 2009 to submit to Nasdaq a plan to regain compliance with the Nasdaq listing rules. The Company intends to submit a plan to regain compliance within this 60-day period. If Nasdaq accepts FreightCar’s plan, FreightCar will have up to 180 calendar days from the filing’s due date, or until February 8, 2010, to regain compliance. If Nasdaq does not accept FreightCar’s plan, FreightCar will have the opportunity to appeal that decision to the Nasdaq Listing Qualifications Panel.
About FreightCar America, Inc.
FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds bulk commodity cars, flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.
Forward Looking Statements
This press release contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include the statement that the Company expects its review to be completed and the required filings to be made during the third quarter of 2009 and the statement that the Company intends to submit to Nasdaq within the 60-day period a plan to regain compliance, and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things, the outcome and results of the Company’s review, the risk that the final conclusion of the review could result in a determination that the effect of the issues under review is materially greater or lesser than the Company currently believes to be the case, the risk that these matters could adversely affect the Company’s ability to make filings with the Securities and Exchange Commission and submit a compliance plan to Nasdaq on the schedule currently projected, additional issues that may arise in connection with the ongoing review, risks of damage to the Company’s business and reputation arising from these matters, potential claims or proceedings relating to such matters, including stockholder, employee and customer litigation and/or claims and action by the SEC and/or other governmental agencies, and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.
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